Exhibit 99.1

10X Capital Venture Acquisition Corp. III Receives NYSE Notice Regarding Late Form 10-K Filing

New York, NY, April 23, 2024 (GLOBE NEWSWIRE) -- 10X Capital Venture Acquisition Corp. III (NYSE American: VCXB) (“10X III”), announced today that New York Stock Exchange Regulation, Inc., by letter dated April 17, 2024 (the “Notice”), notified 10X III that it was not in compliance with the NYSE American LLC’s (“NYSE American”) continued listing standards because 10X III did not timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”), which was due on April 16, 2024. 10X III was unable to timely file the Annual Report because 10X III’s independent registered public accounting firm required additional time to complete its review of 10X III’s financial statements for the year ended December 31, 2023.

The Notice provides that 10X III has a period of six months from the due date of the Annual Report (the “Cure Period”) to file such report and that 10X III can regain compliance with the NYSE American’s continued listing standards at any time before that date by filing the Annual Report with the Securities and Exchange Commission (“SEC”) and any other subsequent reports that are required to be filed during the cure period. 10X III intends to cure its non-compliance with the continued listing standards of the NYSE American by filing the Annual Report within the Cure Period.

About 10X Capital Venture Acquisition Corp. III

10X Capital Venture Acquisition Corp. III (NYSE American: VCXB.U, VCXB, VCXB WS) is a special purpose acquisition company sponsored by 10X Capital, focused on identifying high growth businesses domestically and abroad and bringing them to the public markets. For more information visit https://www.10xspac.com/spaciii.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally are accompanied by words such as “will,” “expect,” “anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. All statements contained in this press release other than statements of historical fact should be considered forward-looking statements, including without limitation the timing for when 10X III will file its Annual Report. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside 10X III’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements, including the risks, uncertainties, and assumptions described in 10X III’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC, as updated by 10X III’s other filings it files with or furnishes to the SEC. Any forward-looking statements made herein speak only as of the date of this press release or to conform these statements to actual results or revised expectations.

Contact

ir@10xcapital.com